      CONFIDENTIAL GENERAL RELEASE AND COVENANT NOT TO SUE


      This  CONFIDENTIAL GENERAL RELEASE AND COVENANT NOT TO  SUE
(hereinafter  "Agreement")  by and  between  ICG  Communications,
Inc., a Delaware corporation, together with its parents, subsidiaries and affiliates, (hereinafter "the Company") and John D. Field, an individual, (hereinafter "Employee") whose principal place of residence is 8014 South Newport Court, Englewood, Colorado 80112.

      WHEREAS, the Company and Employee agree to terminate the employment relationship between them; and

      WHEREAS, Employee agrees to settle and release all actual and potential claims of Employee against the Company which have arisen or may in the future arise out of or in connection with the employment of Employee by the Company, the termination of such employment, or for any cause prior to the date of this Agreement; and

     WHEREAS, Employee has substantial knowledge of the Company's operations, customers, vendors, suppliers and other proprietary and confidential information, and the Company desires to protect such confidential information from disclosure;

     NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. VOLUNTARY RESIGNATION. This document shall act as a tender of resignation of employment by Employee, including as a director and/or officer, from the Company, and each of its affiliates, effective November 5, 1996 ("Termination Date") and, subject to Section 2.7, Employee shall return all property owned by the Company by that date.

     2.   PAYMENT TO EMPLOYEE.

          2.1 Upon the full execution of this Agreement and the lapse of the seven (7) day period described in Section 7 below, the Company will continue to pay Employee's current monthly salary(less applicable withholding taxes and obligations) for a period of six (6)months from the date of this Agreement ("Initial Severance Period"). No other amounts will be paid to Employee, including, without limitation, any bonus earned or to be earned. During the Initial Severance Period, Employee shall be available to the Chief Executive Officer of the Company, on an as-needed basis, to provide consultation and other services reasonably requested.

          2.2 Following the Initial Severance Period, the Chief Executive Officer of the Company shall make a determination, in his sole discretion, whether or not to retain Employee's consulting services for an additional period of six (6) months, subject to the termination provisions outlined in
Section 2.6 below ("Contingent Severance Period"). Compensation, if any, for consulting services provided by Employee during the Contingent Severance Period shall be determined in the sole discretion of the Chief Executive Officer of the Company.

          2.3 The Company will permit Employee to continue participation in the Company's Medical/Dental/Vision benefit plans during (i) the Initial Severance Period; and, (ii) the earlier to occur of: (a) the end of the Contingent Severance Period, or (b) the termination of this Section 2.3 (as outlined in Section 2.6), at which time all such benefits shall be terminated. At that time, Employee may be eligible to continue appropriate coverage pursuant to COBRA, subject to COBRA rules and provisions.

         2.4 Solely for purposes of vesting under the Company's employee stock option plans, Employee's termination date will be the last day of the Initial Severance Period, subject to extension, in the sole discretion of the Chief Executive Officer of the Company, to the last day of the Contingent Severance Period, and provided that, Employee's 1995 Stock Option Agreement dated November 13, 1995 ("Stock Option Agreement") shall be amended such that the number of shares that would vest on November 13, 1997 shall be
reduced from 18,750 shares to 10,000 shares.   This document shall act as an
amendment to the Stock Option Agreement, and no further documentation shall be necessary to evidence the reduction in number of shares to vest on November 13, 1997.

          2.5 On or before the date which is twenty-six (26) months from the date of this Agreement, the Chief Executive Officer of the Company shall make a determination of whether or not the Promissory Note dated July 12,1995, as amended on July 11, 1996, in the principal amount of $200,000 given by Employee to ICG Holdings, Inc. (f/k/a IntelCom Group (U.S.A.), Inc.) which is due on demand and which bears interest at the rate of seven percent (7%) per annum ("Promissory Note"), will be deemed additional severance to Employee or whether the Company will demand payment. The determination will be solely at the discretion of the Chief Executive Officer of the Company and upon advice from the Compensation Committee of the board of directors of the Company.

         2.6 During the Contingent Severance Period, Employee's employment shall be expressly "AT-WILL." Employee acknowledges that Employee may be terminated at any time, for any or no reason, and that such determination will be solely at the discretion of the Chief Executive Officer of the Company. In the event that Employee is terminated prior to the end of the Contingent Severance Period, the provisions of Sections 2.2, 2.3 and 2.4 shall terminate immediately, and without further notice, and the Company shall not be liable for any additional amounts, of any nature or kind, to Employee.

         2.7 Notwithstanding the provisions of Sections 1 and 4.3 to the contrary, Employee shall be entitled to the use of a Company provided automobile, a Company provided cellular telephone and a Company provided computer during the Initial Severance Period. All such items shall be returned at any time upon the request of the Chief Executive Officer of the Company.

          2.8 The Company will also pay for professional counseling of Employee, for a period of up to six (6) months from the date of this Agreement, with a counselor reasonably satisfactory to the Company.

      3. OTHER PAYMENTS. The consideration described above in Section 2 is separate from the payment by the Company to Employee of accrued and unused vacation pay, if any, and regular salary or wages for work performed through the Termination Date, less applicable withholding taxes and obligations ("Other Payments"). Employee's receipt of the Other Payments is not conditioned upon signing this Agreement. Employee shall receive all Other Payments to which he/she is entitled regardless of whether he signs this Agreement.

     4.   CONFIDENTIAL INFORMATION.

           4.1 As used in this Agreement, "Confidential Information" means any and all information not generally ascertainable in usable form from public or published information or trade sources, disclosed to or acquired by Employee about the Company's plans, products, process and services. This may include, but is not limited to, any and all information relating to research, development, inventions, manufacturing, purchasing, financial data and status of the Company, operations manuals, policies and procedures, accounting, engineering, marketing, merchandising, selling, pricing and tariffed or contractual terms, customer lists and prospect lists or other market information, with respect to any of the Company's then current business activities.

          4.2 Employee agrees that he shall not disclose any Confidential Information or component thereof to any person, firm or corporation to any extent for any reason or purpose, nor use any Confidential Information or component thereof for any purpose.

          4.3 Employee represents and warrants that he has delivered to the Company all originals and all duplicates and copies of all documents, records, notebooks, computer files or disks, and similar repositories of, or containing, Confidential Information, in his possession, whether prepared by him/her or others.

     5.   NON-INTERFERENCE.

          5.1 Employee agrees that he shall not, for a period of twenty -four (24) months from the date of this Agreement: (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of Company or any affiliate; (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate; (iii) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates is involved at the date of this Agreement or of which Employee has knowledge;
(iv) interfere or attempt to interfere with any vendor, customer, supplier, or other person or entity with whom the Company or any of its affiliates is doing business at the time of this Agreement.

           5.2 Employee further represents and warrants that he will refrain from making any false, disparaging or misleading statements to any person or entity regarding the Company or any ofits officers, directors or employees.

     6.   RELEASE.

          6.1 Employee hereby releases and forever discharges the Company, its affiliates, subsidiaries, parents, successors, assigns and other affiliated entities, past and present, and each of them, as well as its and their officers, directors, attorneys, managers, agents and employees ("Company Releasees") from all claims, known or unknown, which Employee ever had, now has or may hereafter claim to have had, as of or prior to the date of this Agreement, with respect to his employment with the Company, the terms and conditions of his employment or the termination of his employment.
These claims may include, but are not limited to, claims based on (a) violations of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and the Employee Retirement Income Security Act; (b) any and all claims under Delaware and/or Colorado statutory or decisional law, including, but not limited to, the Colorado Anti-Discrimination Act pertaining to employment discrimination or harassment, wrongful discharge or breach of public; and (c) state, federal and common law relating to breach of express or implied contract, wrongful termination, employment discrimination or harassment, emotional distress, privacy rights, fraud and misrepresentation generally.

          6.2 The Company hereby releases and forever discharges Employee, his heirs, executors and personal representatives ("Employee Releasees") from all claims, known or unknown, which the Company ever had, now has or may hereafter claim to have had, as of or prior to the date of this Agreement, with respect to Employee's employment with the Company, the terms and conditions of his employment or the termination of his employment; provided, however, that the foregoing release shall not be applicable to any claims made against the Company by third parties arising out of Employee's acts or omissions which are determined to be outside the scope of his employment, in breach of his duties of loyalty or due care, in breach of his fiduciary duties or in contradiction to public policy.

      7. REVIEW. Employee acknowledges that Employee has been advised by the Company to consult with an attorney. Employee represents that Employee is a licensed attorney, licensed to practice law in the State of Colorado. Employee has read and understands this Agreement, and Employee has signed this Agreement freely and voluntarily. Employee further acknowledges that Employee has been given at least twenty-one (21) days to consider signing the Agreement, that Employee will have seven (7) days following signing the Agreement to revoke it, and the Agreement will not become effective until the seven (7) day revocation period has expired. Such revocation must be in writing and received prior to the end of the revocation period.

      8. NO ADMISSIONS. Nothing in this Agreement, including the payment of any sum by the Company, constitutes an admission by the Company of any legal wrong in connection with the employment and termination of Employee.

      9. COVENANT NOT TO SUE. Employee covenants and agrees that he will never, individually or with any person or in any way, commence; aid in any way, except as required by due legal process, prosecute; or cause or permit to be prosecuted, any lawsuit, charge or other proceeding against the Company Releasees based upon any claim which he has released in this Agreement. This Agreement shall be deemed breached immediately upon the commencement or prosecution of any lawsuit or proceeding contrary to this Agreement.

      In the event of any breach of this Section 9, the aggrieved Company Releasee shall be entitled to recover from Employee not only the amount of any judgment which may be awarded against that the Company Releasee, but also all such other damages, costs and expenses as may be incurred by that Company Releasee, including attorney's fees and expenses in defending against or seeking to stop any lawsuit or proceeding brought by Employee in violation of this covenant not to sue.

      10. CONFIDENTIALITY. Except as required by an order of a court of law, the parties agree not to disclose or publicize the terms of this Agreement, or to assist others to disclose or publicize the terms of this Agreement. This non-disclosure Agreement applies to the parties, their attorneys, agents, officials, managers, employees and spouses as well as to the named parties.

      11. AGREEMENT UNDERSTOOD. By freely, knowingly and voluntarily executing this Agreement and the Release, both parties confirm that they have had the opportunity to have this Confidential Agreement and General Release explained to them by their attorneys. The Company is relying on its own judgment and on the advice of its attorneys and not upon any recommendation of Employee or Employee's agents, attorneys, or other representatives. By executing this Agreement Employee is relying on Employee's own judgment and on the advice of Employee's attorneys, if Employee has chosen to engage counsel, and not upon any recommendations by the Company or its directors, officers, employees, agents, attorneys, or other representatives. By voluntarily executing this Agreement, each party confirms his or its competence to understand and does hereby accept the terms of this Agreement as resolving fully all differences, disputes and claims that may exist within the scope of the Agreement.

      12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Colorado.

      13. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and shall remain in effect and be binding upon the parties.

      14. FINAL AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior Agreements, arrangements or understandings related to the subject matter described herein, and no representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.

     DATED this 5th day of November, 1996.



                              /s/ John D. Field
                              --------------------------
                              John D. Field, EMPLOYEE

STATE OF COLORADO        )
                         ) ss.
COUNTY OF DOUGLAS        )

      On this 5th day of November, 1996, personally appeared before me a Notary Public, John D. Field, personally known to be (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledgment that he executed the same.

      IN WITNESS THEREOF, I have hereunto set my hand an affixed my official seal in this certification first written above.

     My Commission expires:___________________

[SEAL]

                              ___________________________________
                                        NOTARY PUBLIC


                              ICG COMMUNICATIONS, INC.



                              By: /s/ J. Shelby Bryan
                                  _________________________________
                                  J. Shelby Bryan,
                                  President  and Chief Executive Officer